UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Columbia Pipeline Group, Inc.
(Name of Registrant as Specified In Its Charter)
TransCanada Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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An Update for Columbia’s Valued Customers                June 2, 2016

Hi, my name is Alex Pourbaix, and I’m the Chief Operating Officer at TransCanada Corporation (TransCanada). I wanted to take this opportunity to introduce our company to you.
As you may already be aware:

•
TransCanada is proud to be one of North America’s leading natural gas transportation companies, a position we’ve built over the past 65 years. In the United States, we operate about 16,000 miles of natural gas pipelines, along with liquids pipelines and electric generation assets.

•	Our company safely and reliably transports more than 20 percent of the natural gas used in North America every day through our 41,300-mile network of pipelines.

•	We’re also one of the continent’s largest providers of gas storage and related services with 368 billion cubic feet of storage capacity (with significant capacity operating in Michigan).
TransCanada’s been able to build a successful business because we value our customers and seek out opportunities to create and maintain strong, long-term business relationships with them. We also work hard to be a good neighbor in the communities where we live and work.
On March 17, 2016, TransCanada and Columbia Pipeline Group (Columbia) reached an agreement that will see the Columbia entities become wholly-owned subsidiaries of TransCanada. The successful completion of this proposed transaction will combine TransCanada’s strong balance sheet and experience building large infrastructure projects with Columbia’s significant transportation and storage assets and their portfolio of growth opportunities. This proposed transaction creates one of North America’s largest regulated natural gas transmission businesses that connects the continent’s most prolific natural gas supply basins to its most attractive markets.
Both companies have proven operating capabilities and industry leading safety records. Maintaining competitively priced, safe and reliable operations of the Columbia system is a key priority for everyone. As such, you won’t see significant impacts to the day-to-day business of Columbia in the near term. Over time, we’ll be integrating Columbia under the TransCanada umbrella and we’ll be pleased to provide you more detailed information as it becomes available.
The proposed transaction is proceeding favorably. In May 2016, we completed all major regulatory hurdles required to proceed with our intended acquisition of Columbia Pipeline Group. The final significant milestone is anticipated to be reached on June 22, 2016, when Columbia shareholders will vote to approve the proposed transaction. Assuming a positive outcome from this vote, the two companies anticipate the closing of the transaction will be effective by July 1, 2016.
Prior to this final milestone, our companies are required to continue operating as independent entities. This has limited our ability to engage directly with you to the extent we wish we could. We appreciate your patience and understanding. I’d like to assure you that we want to maintain a strong relationship with all of Columbia’s customers and are eager to more fully introduce TransCanada to you as soon as the transaction concludes.
I look forward to working with you in the future.
Sincerely,
/s/Alex Pourbaix
Alex Pourbaix
Chief Operating Officer, TransCanada Corporation

TransCanada Corporation, 450 - 1st Street SW, Calgary, Alberta, Canada T2P 5H1                     www.transcanada.com

Forward Looking Information
This letter contains certain information that is forward-looking and is subject to important risks and uncertainties (such statements are usually accompanied by words such as "anticipate", "expect", "believe", "may", "will", "should", "estimate", "intend" or other similar words). Forward-looking statements in this document are intended to provide TransCanada security holders and potential investors with information regarding TransCanada and its subsidiaries, including management's assessment of TransCanada's and its subsidiaries' future plans and financial outlook. All forward-looking statements reflect TransCanada's beliefs and assumptions based on information available at the time the statements were made and as such are not guarantees of future performance. Readers are cautioned not to place undue reliance on this forward-looking information, which is given as of the date it is expressed in this letter, and not to use future-oriented information or financial outlooks for anything other than their intended purpose. TransCanada undertakes no obligation to update or revise any forward-looking information except as required by law. For additional information on the assumptions made, and the risks and uncertainties which could cause actual results to differ from the anticipated results, refer to TransCanada's First Quarter Report to Shareholders dated April 28, 2016 and 2015 Annual Report on our website at www.transcanada.com or filed under TransCanada's profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission at www.sec.gov.
Additional Information and Where to Find it:
In connection with the proposed merger transaction of TransCanada and Columbia, Columbia filed a definitive proxy statement with the SEC on May 17, 2016 with respect to a special meeting of its shareholders to be convened to approve the transaction, which Columbia commenced disseminating to its stockholders on May 18, 2016. BEFORE MAKING ANY VOTING DECISION, COLUMBIA STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Columbia’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through Columbia’s website at http://www.cpg.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in the Merger Solicitation:
Columbia and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Columbia’s directors and executive officers can be found in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 18, 2016, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, which may be different than those of Columbia’s stockholders generally, is contained in the definitive proxy statement filed by Columbia with the SEC on May 17, 2016.

TransCanada Corporation, 450 - 1st Street SW, Calgary, Alberta, Canada T2P 5H1                     www.transcanada.com